Exhibit 21

                 Subsidiaries of Competitive Technologies, Inc.

                                         State/Country of
               Name of Subsidiary        Incorporation/Organization
               ------------------------  --------------------------
               CTT Trading Company, LLC  Connecticut
               ------------------------  --------------------------
               Vector Vision, Inc.       Delaware
               ------------------------  --------------------------